Exhibit 5.1

Training | Consulting | Engineering www.gpstrategies.com

January 5, 2012

GP Strategies Corporation

6095 Marshalee Drive, Suite 300

Elkridge, Maryland 21075

Re:                             Post- Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-97531

Ladies and Gentlemen:

I am Assistant General Counsel of GP Strategies Corporation, a Delaware corporation (the “Company”), the successor issuer to GP Strategies Corporation, a Delaware corporation (the “Predecessor Registrant”), in connection with the Company’s filing of a Post-Effective Amendment No. 1 (the “Amendment”) to the registration statement on Form S-3, File No. 333-97531 (as amended, the “Registration Statement”), including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), with respect to the Company’s adoption of the Registration Statement as the successor issuer to the Predecessor Registrant pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”), as a result of the merger (the “Merger”) of the Predecessor Registrant into the Company. The Amendment is to be filed with the Securities and Exchange Commission (the “Commission”) on January 5, 2012 under the Securities Act for registration by the Company of the offer and sale from time to time by the selling stockholders (the “Selling Stockholders”) named in the Prospectus of up to 3,334,661 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issued to the Selling Stockholders.

As a basis for this opinion, I have examined such matters of law and such originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates and other instruments as I have deemed appropriate, including (1) the certificate of incorporation of the Company, as in effect on the date hereof, (2) the Amended and Restated By-Laws of the Company, as in effect on the date hereof, (3) the Agreement and Plan of Merger, dated as of October 31, 2011, between the Predecessor Registrant and the Company, and (4) the resolutions confirmed, approved and ratified by the Board of Directors of the Company (the “Board”) relating to the Merger and the authorization and issuance of the Shares.

In giving this opinion, I have assumed the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents I have examined.  As to certain questions of fact relevant to this opinion, without any independent verification, I have relied upon written statements of certain public officials.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is my opinion that the Shares have been duly authorized, validly issued and are fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)           The foregoing opinion is rendered as of the date hereof. I assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to my attention or changes in the law which may hereafter occur.

World Headquarters |  GP Strategies  Corporation |  6095 Marshalee Drive, Suite 300, Elkridge, MD  21075  USA  |  800.727.6677  fax  410.540.5302

(b)           I do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing).

(c)           I express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

As of the date hereof, I own 1,534 shares of Common Stock, 417 restricted stock units which upon vesting will result in the issuance of 417 shares of Common Stock, and have options to purchase 5,000 shares of Common Stock.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ James L. Galante